KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL
TITANIUM DIOXIDE PRODUCTS SOLD IN EUROPE AND EASTERN EUROPE

CRANBURY, NEW JERSEY – July 17, 2009 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide grades sold in Europe and Eastern Europe.

Effective August 1, 2009, prices for all Kronos titanium dioxide grades sold in Europe and Eastern Europe will be increased by 100 Euro per metric ton, or US$ equivalent.

This is a new price increase announcement which follows the May 5, 2009  price increase announcement which has been implemented.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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